                                                                     Exhibit 4.5

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

                          BOSTON LIFE SCIENCES, INC.

                    Warrant for the Purchase of Shares of
                    -------------------------------------
                                 Common Stock
                                 ------------


No.  BLSI  -  J-155                                               160,000 Shares


FOR VALUE RECEIVED, BOSTON LIFE SCIENCES, INC., A Delaware corporation (the "Company"), hereby certifies that Pictet Global Sector Fund-Biotech ("Pictet") or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on June 25, 2001 (the "Initial Exercise Date") and prior to 5:00 P. M., New York City time, on June 25, 2006 (the "Termination Date"), 160,000 fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of the Company for an aggregate purchase price of $544,000 computed on the basis of $3.40 (equal to closing market price on date of issuance plus $.01) per share. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price", (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price", (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders"). The Per Share Warrant Price and the number of Warrant Shares purchasable on exercise of this Warrant shall be subject to adjustment as hereinafter provided.
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     1.   Exercise of Warrant
          -------------------

          (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Initial Exercise Date and prior to 5:00 P.M. New York City time, on the Termination Date by the holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company; or

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) within a reasonable time but not longer than five (5) business days issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, if any, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     1a.  Number of Shares Issuable.  On June 30, 2002, Pictet will receive
          -------------------------
additional warrants to purchase common stock in an amount equal to 9.9% of the increase in common stock outstanding during the period commencing on the date of this warrant and ending on June 30, 2002. Additional warrants will be issuable on June 30, 2003 and June 30, 2004 based on the increase in common stock outstanding for the years then ended. Pictet's rights will terminate under this provision once it has received additional warrants under this Section 1a totaling 240,000 (an aggregate total of 400,000). The exercise price of any warrants issued under this Section 1a will equal the market price on the date of issuance plus $.01. However, such exercise price shall not be greater than $4.75.

     2.   Reservation of Warrant Shares; Listing.  The Company agrees that,
          --------------------------------------
prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, except for the restrictions on sale or transfer set forth in the Securities Act of 1933, as amended (the "Act"), and restrictions created by or on behalf of the Holder, and free and clear of all preemptive rights and rights of first refusal; and (b) if the Company prepares and files a registration statement covering the shares of Common Stock issued or issuable upon exercise of this Warrant with the Securities and Exchange Commission (the "SEC") which registration statement is declared effective by the SEC under the Act and the Company lists its Common Stock on any national securities exchange, it will use its best efforts to cause the shares of Common Stock subject to this Warrant to be listed on such exchange.

     3.   Protection Against Dilution.
          ---------------------------

          (a) If, at any time or from time to time after the date of the Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, which is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current Market Price of the Common Stock less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then current Market Price of the Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

          (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of (a) Common Stock pursuant to the exercise of any Warrant, (b) options or warrants to purchase Common Stock (including the exercise thereof) issued or sold to employees, officers or directors of or consultants and advisers to the Company or any subsidiary thereof, and (c) shares of Common Stock issued or sold pursuant to stock purchase or stock option plans or other similar arrangements that are approved by the Company's Board of Directors.

          (d) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (e) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

          (f) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by
                           --------  -------
reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further,
                                                             -------- --------
however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(g)) not later than such times as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this section 3 shall be made to the nearest cent or to the nearest 1/100th of share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (g) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

          (h) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose reasonable determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

     4.   Fully Paid Stock; Taxes.  The Company agrees that the shares of the
          -----------------------
Common Stock represented by each and every certificate of Warrant Shares delivered on the exercise of this Warrant will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and State stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

     5.   Registration Under Securities Act of 1933.  The Company agrees that
          -----------------------------------------
if, at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act other than a registration statement on Form S-8, S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by Pictet will be included in such registration statement at Pictet's request, (ii) cause such registration statement to cover all of such Common Stock which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and
(iv) take all other action necessary under any Federal or state law or regulation of any governmental authority for the period necessary for Pictet to effect the proposed sale or other disposition; provided, however, that such period and the period during which the Company is required to keep the registration statement effective in connection with this Section shall not exceed the earlier of (A) 180 days from the date of effectiveness of such registration statement under the Act and (B) the date upon which Pictet has completed the sale or other disposition of the Warrant Shares; provided, further, however that such period shall be extended for a period of time, not to exceed 120 days, equal to the period Pictet refrains from selling or disposing of any Warrant Shares in such registration at the request of the underwriter.

     6.   Limited Transferability.  This Warrant may not be sold, transferred,
          ------------------------
assigned or hypothecated by the Holder (a) except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and
(b) until the first anniversary hereof except (i) to any successor firm or corporation of Pictet Global Sector Fund-Biotech, (ii) to any of the officers or employees of Pictet Global Sector Fund-Biotech, or any such successor firm or
(iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

     7.   Loss, Etc., of Warrant.  Upon receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     8.   Warrant Holder Not Shareholder.  Except as otherwise provided herein,
          ------------------------------
this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

     9.   Communication.  No notice or other communication under this Warrant
          -------------
shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a) The Company at 137 Newbury Street, 8th Floor, Boston, MA 02116 or other address as the Company has designated in writing to the Holder, or

          (b) the Holder at Pictet Global Sector Fund-Biotech, c/o Pictet & Cie, Bd Georges-Favon 29, Case postale 5130, CH-1211 Geneva, Switzerland Attn:
Dr. Vincent Ossipow or other such address as the Holder has designated in writing to the Company, with a copy to Mr. Yves Martignier, Pictet & Cie, Bd Georges-Favon 29, Case postale 5130, CH-1211 Geneva, Switzerland.

     10.  Headings.    The headings of this Warrant have been inserted as a
          --------
matter of convenience and shall not affect the construction hereof.

     11.  Applicable Law.  This Warrant shall be governed by and construed in
          --------------
accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Executive Vice President on the date indicated below.


                                        BOSTON LIFE SCIENCES, INC.



                                        By: /s/ Joseph Hernon
                                           -------------------------------
                                           Joseph Hernon
                                           Chief Financial Officer

                                        Date: June 25, 2001
                                             -----------------------------

                                  SUBSCRIPTION
                                  ------------

          The undersigned, _______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to Subscribe for and purchase ________________ shares of the Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:__________________           Signature:__________________________________

                                   Address:____________________________________

                                           ____________________________________


                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED______________ hereby sells, assigns and transfers unto ______________________the foregoing Warrant and all right evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer said Warrant on the books of Boston Life Sciences, Inc.

Dated:__________________           Signature:__________________________________

                                   Address:____________________________________

                                           ____________________________________


                               PARTIAL ASSIGNMENT
                               ------------------

          FOR VALUE RECEIVED __________________ hereby assigns and transfers unto ________________________ the right to purchase ___________ shares of the
Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________________, attorney, to transfer that part of said Warrant on the books of Boston Life Sciences, Inc.


Dated:__________________           Signature:__________________________________

                                   Address:____________________________________

                                           ____________________________________

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